UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Hansen Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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April 29, 2011

Dear Stockholder:

I am pleased to invite you to attend to Hansen Medical, Inc.’s 2011 annual meeting of stockholders, to be held on Wednesday, June 15, 2011 at our offices at 800 East Middlefield Road, Mountain View, California 94043. The meeting will begin promptly at 10:00 a.m., local time.

Enclosed are the following:

•	our notice of annual meeting of stockholders and proxy statement for 2011;

•	our Annual Report on Form 10-K for 2010; and

•	a proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the proxy statement, as soon as possible to assure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the proxy statement.

On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Bruce J Barclay

Chief Executive Officer

800 East Middlefield Road

Mountain View, CA 94043

T 888-404-5801 F 650-404-5901

www.hansenmedical.com

HANSEN MEDICAL, INC.

800 East Middlefield Road

Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of HANSEN MEDICAL, INC., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 15, 2011 at 10:00 a.m. local time at 800 East Middlefield Road, Mountain View, California 94043 for the following purposes:

1. To elect three directors to hold office until the 2014 annual meeting of stockholders.

2. To vote on a non-binding advisory resolution regarding executive compensation.

3. To vote on a non-binding advisory resolution regarding the frequency of stockholder votes on executive compensation.

4. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 19, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

PETER OSBORNE
Interim Chief Financial Officer

Mountain View, California

April 29, 2011

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2011

The proxy statement and Annual Report on Form 10-K are available at

http://www.hansenmedical.com/investors/proxymaterials.apx.

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HANSEN MEDICAL, INC.

800 East Middlefield Road

Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Hansen Medical, Inc. (sometimes referred to as the “Company” or “Hansen”) is soliciting your proxy to vote at the 2011 annual meeting of stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 6, 2011 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 19, 2011 will be entitled to vote at the annual meeting. On this record date, there were 54,231,193 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 19, 2011 your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 19, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of three directors to hold office until the 2014 annual meeting of stockholders;

•	A non-binding advisory resolution regarding executive compensation;

•	A non-binding advisory resolution regarding the frequency of stockholder votes on executive compensation; and

•	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote from any nominee you specify. For Proposal 4, regarding the frequency of stockholder votes on executive compensation, you may vote for an advisory vote to be held every “One”, “Two” or “Three” years or abstain from voting. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Voting by Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote by telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Savings Time on June 14, 2011 to be counted.

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To vote on the Internet, go to www.proxyvoting.com/hnsn to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Savings Time on June 14, 2011 to be counted.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

Voting by Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 19, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of the three nominees for director, (ii) “For” approval of the advisory resolution regarding executive compensation, (iii) “For” conducting advisory stockholder votes regarding executive compensation every third year and (iv) “For” the ratification of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011. However, with respect to clauses (i), (ii) and (iii) of the preceding sentence, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Hansen’s Corporate Secretary at 800 East Middlefield Road, Mountain View, CA 94043.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules applicable to our prior annual meetings, the uncontested election of a member of the Board of Directors was considered “discretionary” and brokers were permitted to vote your shares held in street name even in the absence of your instructions. Under recently adopted NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are no longer permitted to vote your shares held in street name for the election of directors in the absence of instructions from you.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-discretionary.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “discretionary,” but not with respect to “non-discretionary” matters. All of our proposals, except for Proposal 4, are “non-discretionary” and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.

How many votes are needed to approve each proposal?

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For the election of directors, the three nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal 2 to approve an advisory resolution regarding executive compensation must receive a “For” vote from the holders of a majority of issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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For Proposal 3, one of the three alternatives for the frequency of stockholder votes on executive compensation must receive votes from the holders of a majority of issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon for such frequency alternative to be approved. If none of “One,” “Two” or “Three” years achieves such a majority, none of the alternatives will be approved; however, the Company would nevertheless consider the results of voting on the advisory resolution in determining how often to submit an advisory resolution regarding executive compensation to a stockholder vote. Votes to “Abstain” and Broker non-votes will have no effect.

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To be approved, Proposal 4 to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011 must receive “For” votes from the holders of a majority of shares present at the meeting either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares on the record date are present at the meeting in person, if applicable, or represented by proxy. On the record date, there were 54,231,193 shares outstanding and entitled to vote. Thus, the holders of 27,115,597 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we plan to file with the SEC within four business days after the voting at the annual meeting.

When are stockholder proposals due for next year’s annual meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 11, 2012, to Hansen’s Corporate Secretary at 800 East Middlefield Road, Mountain View, CA 94043. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the 2011 annual meeting, or nominate a director pursuant to our Bylaws, you must provide specified information to us between February 16, 2012 and March 17, 2012; provided, however, that if our 2012 annual meeting is held before May 16, 2012 or after July 15, 2012, you must provide that specified information to us between the 120th day prior to the 2012 annual meeting and not later than the 90th day prior to the 2012 annual meeting or the 10th day following the day on which we first publicly announce of the date of the 2012 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board of Directors presently has seven members. There are three directors in the class whose term of office expires in 2011. Each of the nominees listed below is currently a director of the Company. If elected at the annual meeting, each of these nominees would continue to serve until the 2014 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend. Four directors attended our 2010 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Shares represented by executed proxies cannot be voted for more than three nominees. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors in the absence of instructions to your nominee from you. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Hansen’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

Nominees for Election for a Three-Year Term Expiring at the 2014 Annual Meeting

Bruce J Barclay

Mr. Barclay, age 54, has served as a member of our Board of Directors since June 2010. Prior to joining Hansen, from 2005 to 2010, he served as President and Chief Executive Officer and was a member of the board of directors of SurModics, Inc., a provider of drug delivery and surface modification technologies to the healthcare industry and as its President and Chief Operating Officer from 2003 to 2005. Prior to joining SurModics, from 2000 to 2003, he served as President and Chief Executive Officer and was a member of the board of directors of Vascular Architects, Inc., a medical device company that developed, manufactured and sold products to treat peripheral vascular disease. Prior to Vascular Architects, he served at Guidant Corporation, most recently as an officer and Senior Vice President from 1998 to 2000. Previously, Mr. Barclay was a Vice President of Guidant’s Interventional Cardiology division. Mr. Barclay received a B.S. in Chemistry and a B.A. in Biology from Purdue University in 1980 and a J.D. from Indiana University School of Law in 1984. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our Board of Directors. Mr. Barclay’s prior experience as a chief executive officer and senior executive of other medical device companies and his experience as our Chief Executive Officer contributed to our conclusion that he should serve as a director.

Christopher P. Lowe

Mr. Lowe, age 43, has served as a member of our Board of Directors since September 2006. Mr. Lowe has served as Vice President, Administration and Chief Financial Officer of Anthera Pharmaceuticals, Inc., a drug development company, since November 2007, and has additionally served as its Chief Business Officer since January, 2011. Mr. Lowe served as Vice President, Finance and Administration of Asthmatx, Inc., a medical device company, since September 2005 and as its Chief Financial Officer from January 2006 to November 2007. Mr. Lowe served with Peninsula Pharmaceuticals, Inc., a pharmaceutical company, as Corporate Controller from June 2004 to October 2004 and Chief Accounting Officer from October 2004 until its acquisition by Johnson & Johnson in June 2005. Mr. Lowe holds a B.S. from California Polytechnic State University, San Luis Obispo and an M.B.A. from Saint Mary’s University, Texas. Mr. Lowe’s understanding of our industry, his senior management experience with companies in our industry and his ability to serve as a financial expert on our Audit Committee contributed to our conclusion that he should serve as a director.

Joseph M. Mandato

Mr. Mandato, age 66, has served as a member of our Board of Directors since August 2006. Mr. Mandato has served as a Managing Director of De Novo Ventures, a venture capital firm, since March 2003. From October 2000 to February 2003, Mr. Mandato served as a consultant while completing his doctoral studies. From February 1999 to September 2000, Mr. Mandato served as Chairman of Confer Software, Inc., a developer of software used to streamline healthcare business processes and from September 1995 to February 1999, Mr. Mandato served as Confer’s Chief Executive Officer. From September 1994 to May 1995, Mr. Mandato served as a member of the founding management committee and Chief Executive Officer of two of the five operating units, Origin Medsystems and Heart Rhythm Technology, of Guidant Corporation, a medical device company, also serving as President of Origin Medsystems from May 1991 to May 1995. In March 1994, Mr. Mandato co-founded Gynecare, Inc., a woman’s health company spun-out of Guidant Corporation, and served as its Chief Executive Officer until April 1995. From July 1986 to November 1990, Mr. Mandato was Chief Executive Officer of Ioptex Research, an ophthalmic device company. Mr. Mandato holds a B.A. from Nasson College, an M.A. from Long Island University and a Doctor of Management degree from Case Western Reserve University. Mr. Mandato’s understanding of our industry and his experience as a chief executive officer of several companies contributed to our conclusion that he should serve as a director.

The Board of Directors Recommends

A “FOR” Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2012 Annual Meeting

Russell C. Hirsch, M.D., Ph.D.

Dr. Hirsch, age 48, has served as a member of our Board of Directors since November 2002 and as our Lead Director since June 2010 and previously served as Chairman of our Board of Directors from December 2004 through May 2010. Dr. Hirsch has been a Managing Director of Prospect Venture Partners, a venture capital firm, since February 2001. From 1992 to 2000, Dr. Hirsch was a member of the Healthcare Technology Group at Mayfield Fund, a venture capital firm, serving as a Venture Partner from 1993 to 1994 and as a General Partner from 1994 to 2000. Dr. Hirsch holds a B.A. from the University of Chicago and an M.D. and a Ph.D. from the University of California, San Francisco. Dr. Hirsch’s medical background, his understanding of our industry and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

Frederic H. Moll, M.D.

Dr. Moll, age 59, co-founder of Hansen, was named Executive Chairman of our Board of Directors in June 2010. Dr. Moll has served as a member of our Board of Directors since our inception in September 2002, and previously served as our Chief Executive Officer since our inception in September 2002 until June 2010 and as our President from March 2009 until June 2010. In November 1995, Dr. Moll co-founded Intuitive Surgical Inc., a medical device company, and served as its first Chief Executive Officer and later, its Vice President and Medical Director until September 2003. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company, which later became an operating company within Guidant Corporation, following its acquisition by Eli Lilly in 1992. Dr. Moll served as Medical Director of Guidant’s surgical device division until November 1995. Dr. Moll also serves on the board of directors of Mako Surgical Corp. Dr. Moll holds a B.A. from the University of California, Berkeley, a M.S. from Stanford University and a M.D. from the University of Washington School of Medicine. Dr. Moll’s prior experience as a co-founder and senior executive of other medical device companies and his prior experience as our Chief Executive Officer contributed to our conclusion that he should serve as a director.

Directors Continuing in Office Until the 2013

Kevin Hykes

Mr. Hykes, age 45, has served as a member of our Board of Directors since July 2009. Since March 2010, Mr. Hykes has been the President and Chief Executive Officer at Cameron Health, Inc., an implantable defibrillator company. From May 2008 to October 2009, Mr. Hykes served as the Chief Commercial Officer at Visiogen, Inc., a developer of products for cataract and refractive patients. Previously, Mr. Hykes was employed by Medtronic, Inc, from 1992 to 2008, including as Vice President, Healthcare Systems, from December 2005 to May 2008 and as Vice President, Heart Failure Business, from May 2003 to December 2005. Mr. Hykes holds a B.A. in Business Administration from the University of Wisconsin, Madison and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Hykes’ knowledge of our industry, his prior and current experience as a senior officer of other medical device companies and his ability to provide insight into our sales and marketing strategies contributed to our conclusion that he should serve as a director.

James M. Shapiro

Mr. Shapiro, age 52, has served as a member of our Board of Directors since May 2004. Mr. Shapiro has served as a General Partner of Kearny Venture Partners, the successor entity of Thomas Weisel Healthcare Venture Partners, a venture capital firm, since March 2003. Since January 2000, Mr. Shapiro has also been a General Partner of ABS Healthcare Ventures, a venture capital firm. Mr. Shapiro also serves on the board of directors of TranS1, Inc. and the boards of several private companies. Mr. Shapiro holds a B.A. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Shapiro’s understanding of our industry, his experience on other public company boards, and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors consults with our outside legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that the following five directors who presently serve on our Board of Directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Hirsch, Mr. Hykes, Mr. Lowe, Mr. Mandato and Mr. Shapiro. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Moll and Mr. Barclay, the Company’s Executive Chairman of the Board and Chief Executive Officer, respectively, are not independent directors by virtue of their employment with the Company.

Meetings of the Board of Directors

The Board of Directors met 15 times during the fiscal year ended December 31, 2010. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member during 2010. As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2010, the Company’s independent directors met twice in regularly scheduled executive sessions at which only independent directors were present. Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend. Four directors attended our 2010 annual meeting of stockholders.

Information Regarding the Board of Directors and its Committees

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2010 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Russell C. Hirsch, M.D., Ph.D.			X
Kevin Hykes	X
Christopher P. Lowe	X	*	X	*
Joseph M. Mandato			X		X	*
James M. Shapiro	X				X

Total meetings in fiscal 2010	10		9		1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee our corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of its financial statements. For this purpose, the Audit Committee performs several functions. Among other things, our Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the engagement of the independent auditors;

•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on our audit engagement team as required by law;

•	reviews and approves or rejects all related-party transactions;

•	confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•

establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of December 31, 2010, the Audit Committee consisted of three directors: Mr. Lowe (Chairman), Mr. Hykes and Mr. Shapiro. The Audit Committee met 10 times during the fiscal year ended December 31, 2010. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.hansenmedical.com/investors.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Nasdaq listing standards). The Board of Directors has also made a qualitative assessment of Mr. Lowe’s level of knowledge and financial experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies, and based on its assessment has determined that Mr. Lowe qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission rules.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company that are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report in Form 10-K for the fiscal year ended December 31, 2010.

Christopher P. Lowe, Chairman

Kevin Hykes

James M. Shapiro

Compensation Committee

The Compensation Committee was formed in October 2004. As of December 31, 2010, the Compensation Committee consisted of three directors: Mr. Lowe (Chairman), Dr. Hirsch and Mr. Mandato. All members of our Compensation Committee are independent (as independence is currently defined in Nasdaq listing standards). The Compensation Committee met nine times during the fiscal year ended December 31, 2010. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.hansenmedical.com/investors.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Hansen under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives;

•

review and determination of, and in the case of our Chief Executive Officer review and recommendation to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the executive officers and directors;

•	review and approve appropriate insurance coverage for our officers and directors;

•	administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs; and

•	review with management the Company’s Compensation Discussion and Analysis, including determination of whether to recommend that it be included in proxy statements and other Company filings.

Compensation Committee Processes and Procedures

The agenda for each Compensation Committee meeting is usually developed by the Chief Executive Officer, with input from the Chairman of the Compensation Committee and the Chief Financial Officer. The Compensation Committee will meet regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain, at the Company’s expense, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Typically, the Compensation Committee will make most significant adjustments, if any, to annual compensation and determine bonus and equity awards at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer on which compensation determinations are then made. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board of Directors any adjustments to his compensation as well as awards to be granted.

For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant. The Compensation Committee shall review, discuss and assess its own performance at least annually. The Compensation Committee shall also periodically review and assess the adequacy of its Charter, including the Committee’s role and responsibilities, and shall recommend any proposed changes to the Board of Directors for its consideration.

The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for the fiscal year ended December 31, 2010 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2010, the Compensation Committee consisted of Mr. Lowe (Chairman), Dr. Hirsch and Mr. Mandato, none of whom is a present or former officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. We have had a Compensation Committee for six and a half years. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of our executive officers.

Board Leadership Structure

We currently have separate individuals serving as our Executive Chairman of the Board of Directors and our principal executive officer and have a third individual serving as a lead independent director. Since June 2010, Dr. Moll has served as Executive Chairman of our Board, Mr. Barclay has served as our Chief Executive Officer, and Dr. Hirsch has served as Lead Director. Between December 2004 and June 2010, Dr. Hirsch was Chairman of our Board and Dr. Moll was our Chief Executive Officer. While the Board believes the separation of the chairman and principal executive officer positions has served our company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and Chief Executive Officer. The Company is currently cleared to market its Sensei® Robotic Catheter System and is in the process of introducing the flexible robotics technology into a new clinical field for indications in endovascular peripheral vascular disease. This requires our leadership to have acquired knowledge and management of complex skills in robotic technologies, clinical applications, regulatory approvals, product safety design, engineering processes, manufacturing technologies, development of intellectual property rights and other medical device processes. Given the company’s limited infrastructure, available financial resources and the complex business environment, the combination of roles, backgrounds and experiences of the current Executive Chairman, Chief Executive Officer and Lead Director provides the company with the appropriate balance and responsible leadership. The Board is aware of the dynamic environment in which the Company operates and periodically assesses whether the current leadership structure remains appropriate.

Risk Oversight Management

The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management of our company’s risks. Our management keeps the Board of Directors apprised of significant risks facing the company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee of the Board of Directors; risks associated with director independence and potential conflicts of interest are overseen by the Nominating and Corporate Governance Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board of Directors or the appropriate committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company. The Nominating and Corporate Governance Committee is comprised of two directors: Mr. Mandato (Chairman) and Mr. Shapiro. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2010. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.hansenmedical.com/investors.

The Board of Directors and the Company seek to maintain a Board comprised of members who can productively contribute to the success of the Company. Accordingly, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and the perceived needs of the Company at that time. This assessment includes consideration of issues of, among other things, judgment, diversity, age, skills, background and industry knowledge. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable Securities and Exchange Commission rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board of Directors.

Stockholder Communications with the Board of Directors

The Company has not established a formal process related to stockholder communications with the Board of Directors due to the limited number of such communications historically. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the full Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been appropriate.

Code of Business Conduct and Ethics

We have adopted the Hansen Medical, Inc. Code of Business Conduct and Ethics, which applies to all directors and employees, including executive officers, including, without limitation, our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.hansenmedical.com (under “Corporate Governance”). If the Company grants any waivers from, or makes any substantive amendments to, a provision of the Code of Business Conduct and Ethics, the Company will promptly disclose the nature of the amendment or waiver on our website. In addition, we intend to promptly disclose (1) the nature of any amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future. The inclusion of our website address in this report does not include or incorporate by reference the information on our website into this proxy statement.

Director Compensation

Since our initial public offering in November 2006, each member of our Board of Directors who is not our employee has received the following cash compensation for board services, as applicable:

•	$20,000 per year for service as a Board member;

•	$12,000 per year for service as chairman of the Audit Committee;

•	$5,000 per year for service as chairman of the Compensation Committee;

•	$5,000 per year for service as chairman of the Nominating and Corporate Governance Committee;

•	$2,000 per year for service as non-chairman member of the Audit Committee;

•	$1,000 per year for service as non-chairman member of the Compensation Committee and/or Nominating and Corporate Governance Committee;

•	$1,500 for each Board meeting attended in person ($500 for meetings attended by video or telephone conference);

•	$500 for each Audit Committee meeting attended ($1,000 for the chairman of the Audit Committee for each meeting attended);

•	$500 for each Compensation Committee meeting attended; and

•	$500 for each Nominating and Corporate Governance Committee meeting attended.

Messrs. Mandato and Shapiro and Dr. Hirsch each voluntarily agreed to waive all of the cash compensation described above in 2010. The compensation described above with respect to Dr. Freund, who is affiliated with one of our investors, was paid to the venture capital fund investor with which he is affiliated.

We continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

Non-employee members of our Board of Directors receive automatic grants of non-statutory stock options under our 2006 Equity Incentive Plan. For purposes of our automatic director grant program, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain Securities and Exchange Commission rules. Each non-employee director joining our Board of Directors is automatically granted a non-statutory stock option to purchase 30,000 shares of common stock with an exercise price equal to the fair market value of our common stock on the grant date. This initial option will vest ratably over 36 months of service. In addition, on the date of each annual meeting of our stockholders, each non-employee director is automatically granted a non-statutory stock option to purchase 10,000 shares of our common stock on that date with an exercise price equal to the fair market value of our common stock on the grant date. However, the number of shares subject to an annual grant will be reduced on a pro rata basis for each quarter that the director did not serve as a non-employee director during the 12-month period beginning on the date of the previous annual meeting. Automatic annual grants vest ratably over 12 months of service. If a non-employee director’s service is terminated within 12 months after we are subject to a change in control other than as a result of a director’s voluntary resignation, then all of the director’s automatic grants will become fully vested and remain exercisable for 12 months from the change in control. All automatic director options have a maximum term of seven years.

2010 Director Compensation Table

The following table shows for the fiscal year ended December 31, 2010, certain information with respect to the compensation of all non-employee directors of the company:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(3)(4)(5)	Total ($)
Dr. Hirsch	$0	(2)	$10,652	$10,652
Dr. Freund(1)	$11,500		$0	$11,500
Mr. Hykes	$40,500		$10,652	$51,152
Mr. Lowe	$65,000		$10,652	$75,652
Mr. Mandato	$0	(2)	$10,652	$10,652
Mr. Shapiro	$0	(2)	$10,652	$10,652

(1)	Dr. Freund resigned from our Board of Directors effective March 15, 2010, and did not receive an annual option grant for 2010.

(2)	Messrs. Mandato and Shapiro and Dr. Hirsch each waived any cash compensation earned in 2010.

(3)	On June 15, 2010, each director received an annual option grant to purchase 10,000 shares of our common stock at an exercise price of $2.13 per share pursuant to our automatic director grant program.

(4)	The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 16, 2010, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.

(5)	As of December 31, 2010, Dr. Hirsch held outstanding options to purchase 30,000 shares of our common stock, Dr. Freund held no outstanding options to purchase shares of our common stock, Messrs. Hykes, Mandato and Shapiro each held outstanding options to purchase 40,000 shares of our common stock and Mr. Lowe held outstanding options to purchase 71,250 shares of our common stock.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

An amendment to the Securities Exchange Act of 1934, referred to herein as the “Exchange Act,” adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis and no less frequently than once every three years, the compensation of our named executive officers. This is commonly referred to as a “Say On Pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices. Such items are described further in the “Executive Compensation” section of this Proxy Statement (including the “Compensation Discussion and Analysis,” “Summary Compensation Table” and other compensation-related tables and accompanying narrative).

The primary goals of our compensation programs are to attract and retain highly talented employees, reward them for achieving our business objectives and align their interest with those of our stockholders. In general, our compensation programs consist of a mix of cash and equity incentives designed to reward our named executive officers for achieving both individual and corporate performance goals on a short- and long-term basis.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as disclosed in the Summary Compensation Table and the accompanying tables and narrative, including “Compensation Discussion and Analysis.”

This Say On Pay vote is advisory and therefore not binding on our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

The Board of Directors Recommends

A “FOR” Vote In Favor Of Proposal 2.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on whether we should conduct an advisory vote on executive compensation (commonly referred to as a “Say On Pay” proposal and which is the subject of Proposal 2 this year) every one, two or three years.

Section 14A of the Exchange Act requires that we conduct a stockholder advisory vote of this nature at least once every six years. This proposal provides our stockholders with the opportunity to cast an advisory vote indicating their preference on how often we should include a Say On Pay proposal in our proxy materials for future stockholder meetings. By voting on this proposal, stockholders may indicate their preference for us to conduct the Say On Pay vote every year, every two years or every three years or stockholders may abstain from voting. Stockholders are not voting to approve or disapprove the recommendation of our Board of Directors.

Our Board of Directors recommends that a Say On Pay proposal should be included in our proxy materials every third year. We believe that a three-year time horizon is appropriate to provide stockholders with a comprehensive review of whether our named executive officer compensation programs are achieving their objectives. Further, a triennial advisory vote allows stockholders to analyze the effects of our compensation program based on our long-term performance and business results. In addition, a triennial advisory vote reduces the additional administrative costs incurred by us in connection with each additional proposal on which stockholders are asked to vote.

This vote is advisory and therefore not binding on our Compensation Committee or Board of Directors. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote on this Proposal 3, our Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice. Our decision as to how frequently it will conduct “Say On Pay” votes will be disclosed via Form 8-K as required by the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF CONDUCTING A STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THIRD YEAR.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent registered accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has been the Company’s Independent Registered Public Accounting Firm since September 2010. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Prior Changes in Independent Registered Public Accountant

On September 7, 2010, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accountant. The dismissal of PwC was approved by the Audit Committee of the Board of Directors. Except as noted in the following sentence, the reports of PwC on the financial statements of the Company as of and for the fiscal years ended December 31, 2008 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. PwC’s report on the financial statements of the Company as of and for the fiscal year ended December 31, 2009 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2008 and 2009 and through September 7, 2010, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than:

At December 31, 2008 and 2009, and during the interim periods of 2008, 2009 and 2010, the Company reported material weaknesses in internal control over financial reporting related to the Company’s control environment, information and communication, revenue recognition process, and, at December 31, 2009 and during the interim periods for 2010, material weaknesses in internal control over financial reporting related to complex arrangements. These material weaknesses resulted in material errors and the restatement of the Company’s financial statements for the fiscal year ended December 31, 2007, annual and interim financial statements for the fiscal year ended December 31, 2008 and interim financial statements for the first and second quarters during the fiscal year ended December 31, 2009, and resulted in audit adjustments to the

Company’s financial statements for the fiscal year ended December 31, 2009, impacting revenue, cost of goods sold, other income, accounts receivable, deferred cost of goods sold and deferred revenue accounts. The Company’s Audit Committee discussed these material weaknesses with PwC and has authorized PwC to respond fully to inquiries of the successor independent registered public accountant concerning these matters.

The Company provided PwC with a copy of the disclosures in this “Prior Changes in Independent Registered Public Accountant” section prior to the time this proxy statement was filed with the SEC. In the event PwC believed the disclosures were incorrect or incomplete, PwC was permitted to express its views in a brief statement to be included in this proxy statement. PwC did not submit such a statement.

Based on the Audit Committee’s approval, the Company engaged Deloitte & Touche LLP on September 13, 2010, as the Company’s independent registered public accountant for the fiscal year ending December 31, 2010. During the Company’s two most recent fiscal years ended December 31, 2008 and 2009 and through September 13, 2010, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and 2009 by Deloitte & Touche LLP, the Company’s current principal accountant, and PwC, the Company’s prior principal accountant.

	Fiscal Year Ended (in thousands)(a)
	2010		2009
Audit Fees	$606	(b)	$829	(c)
Audit-related Fees	$90	(d)	$570	(e)
Tax Fees(f)	—		—
All Other Fees(g)	—		—

Total Fees	$696		$1,399

(a)	In September 2010, we dismissed PwC and first engaged Deloitte & Touche LLP.

(b)	Includes $461,500 in fees billed by Deloitte & Touche LLP and $144,500 in fees billed by PwC for professional services rendered in connection with our integrated audit in 2010, review of interim financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(c)	Includes fees billed for professional services rendered in connection with our integrated audit in 2009, consents in S-8 filings, review of interim financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

(d)	Includes $89,500 in fees billed PwC for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” This amount related to services provided in connection with our public offering of common stock in April 2010

(e)	Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” This amount related to services provided in connection with our financial restatements and our public offering of common stock in April 2009.

(f)	Includes fees billed for professional services for tax compliance, tax advice and tax planning.

(g)	Includes fees for products and services other than the services described above.

All fees described above were approved by either the Audit Committee or the Board of Directors.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services and audit-related services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends

A “FOR” Vote In Favor Of Proposal 4.

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions as of April 19, 2011 are as follows:

Name	Age	Position
Bruce J Barclay	54	President, Chief Executive Officer and Director
Frederic H. Moll, M.D.	59	Executive Chairman of the Board and Director
Peter Osborne	54	Interim Chief Financial Officer
Jean Chang	50	Vice President of Engineering
Arthur S. Hsieh, J.D., Ph.D.	40	Vice President of Legal Affairs
Rita Jacob	51	Vice President of Clinical Affairs and Training
Michael T. MacKinnon	39	Vice President of U.S. Commercial Operations
Robert Mittendorff, M.D.	34	Vice President of Marketing and Business Development
Roland Peplinski, Ph.D.	47	General Manager EMEA, AP and Canada
Frank Schembri, Jr.	53	Vice President of Manufacturing
Dan Wallace	44	Senior Vice President of Regulatory and Chief Technology Officer

Bruce J Barclay has served as our President and Chief Executive Officer and a member of our Board of Directors since June 2010. Prior to joining Hansen he served as President and Chief Executive Officer and was a member of the board of directors of SurModics, Inc., a provider of drug delivery and surface modification technologies to the healthcare industry, from 2005 to 2010, having served previously as its President and Chief Operating Officer, from 2003 to 2005. Prior to joining SurModics, from 2000 to 2003, he served as President and Chief Executive Officer and was a member of the board of directors of Vascular Architects, Inc., a medical device company that developed, manufactured and sold products to treat peripheral vascular disease. Prior to Vascular Architects, he served at Guidant Corporation, most recently as an officer and Senior Vice President from 1998 to 2000. Previously, Mr. Barclay was a Vice President of Guidant’s Interventional Cardiology division. Mr. Barclay received a B.S. in Chemistry and a B.A. in Biology from Purdue University in 1980 and a J.D. from Indiana University School of Law in 1984. He is also a registered patent attorney.

Frederic H. Moll, M.D., co-founder of Hansen, was named executive chairman of our Board of Directors in June 2010. Dr. Moll has served as a member of our Board of Directors since our inception in September 2002, and previously served as our Chief Executive Officer since our inception in September 2002 until June 2010 and as our President from March 2009 until June 2010. In November 1995, Dr. Moll co-founded Intuitive Surgical Inc., a medical device company, and served as its first Chief Executive Officer and later, its Vice President and Medical Director until September 2003. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company, which later became an operating company within Guidant Corporation, a medical device company, following its acquisition by Eli Lilly in 1992. Dr. Moll served as Medical Director of Guidant’s surgical device division until November 1995. Dr. Moll also serves on the board of directors of Mako Surgical Corp. Dr. Moll holds a B.A. from the University of California, Berkeley, a M.S. from Stanford University and a M.D. from the University of Washington School of Medicine.

Peter Osborne has served as our Interim Chief Financial Officer since February 2010. Mr. Osborne has been an independent consultant providing senior level financial consulting services to companies since August 2009. Prior to becoming an independent consultant, Mr. Osborne served as Chief Financial Officer, Treasurer, and Vice President of Finance and Administration of VNUS Medical Technologies, Inc., a medical device company, from January 2008 to July 2009 when the company was acquired. Mr. Osborne had previously been appointed as Interim Chief Financial Officer of VNUS in October 2007. Previously, Mr. Osborne had been a consultant with VNUS from April 2007. Mr. Osborne served as Global Revenue Controller for Mercury Interactive, an information technology company, from October 2005 to February 2007 when the company was acquired. From May 2005 to September 2005, Mr. Osborne was an independent consultant for Sanmina-SCI, an electronic manufacturing services firm, providing senior level financial consulting services. From September 2003 to April 2005, Mr. Osborne served as an independent financial consultant a number of companies, including Optillion AB and Neopolitan Networks. Mr. Osborne served as the Chief Financial Officer of WorldChain, Inc., a supply chain management software company, from September 2000 to February 2003. From 1981 until September 2000, Mr. Osborne served in various positions at Deloitte & Touche LLP, including as a partner from 1996. Mr. Osborne received a Bachelor of Commerce and a Bachelor of Science (Honors) from the University of Cape Town, South Africa.

Jean Chang joined Hansen in November 2010 as vice president of engineering. She has substantial prior experience and technical expertise in product development from inception through pre-clinical testing and regulatory approval of multiple catheter-based technologies for use in the vascular anatomy. From November 2003 to June 2010, Ms. Chang was vice president, engineering and operations at CardioMind, Inc., a developer of guidewire-based stent systems for interventional cardiology and neuroradiology. From July 2010 to December 2010, Ms. Chang served as a consultant to Biosensors International regarding the technology transfer of CardioMind assets. From October 1997 to October 2003, Ms. Chang worked in various capacities, including chief operating officer and a member of the board of directors, of EMBOL-X, a company that developed various embolic protection devices for cardiac surgery. Ms. Chang has also worked in various management positions at Cordis and Advanced Cardiovascular Systems/Guidant. Ms. Chang received bachelors of science in materials science and engineering and life sciences from MIT and a master of science degree in bioengineering from University of California San Francisco.

Arthur Hsieh, J.D., Ph.D. is the Vice President of Legal Affairs. Dr. Hsieh joined Hansen in April 2008 as chief patent counsel, and assumed responsibility for the legal department in December 2008. In addition to managing Hansen’s expanding intellectual property portfolio, he also has broad responsibilities in general legal matters including corporate, licensing and compliance activities. Dr. Hsieh has served as a director of Hansen Medical UK, Ltd. since May 2010. From January 2006 to April 2008, Dr. Hsieh was director of intellectual property for Kyphon Inc. (part of Medtronic as of November 2007). From October 2001 to January 2006, Dr. Hsieh was an attorney at Morrison & Foerster LLP, where he concentrated on domestic and international patent prosecution, intellectual property strategic planning, technology licensing and technology litigation. Dr. Hsieh received a bachelor of science in electrical engineering and molecular biology from the University of Wisconsin, a masters of science and a Ph.D. in biomedical engineering from the University of Southern California and a juris doctor from Boston University.

Rita Jacob joined Hansen in December 2010 as vice president of clinical affairs and training. Ms. Jacob has more than 20 years of experience in training, technical support and collaboration with vascular surgeons and interventionalists. From April 2009 to December 2010, prior to joining Hansen, Ms. Jacob was Director, Clinical Affairs, Vascular Therapies for Covidien. From June 2006 to April 2009, Ms. Jacobs served as Vice President, Clinical Affairs at Bacchus Vascular, Inc. Prior to joining Bacchus she helped design and manage training and clinical research of AAA (abdominal aortic aneurysm) stent grafts for Medtronic and Boston Scientific. Earlier in her career she held multiple clinical, sales and related functional positions with Guidant and ACS. Ms. Jacob has a bachelor of science degree in nursing from the University of Maryland and is a registered nurse.

Michael T. MacKinnon joined Hansen Medical in February 2011 as Vice President, U.S. commercial operations. From October 2006 to January 2011, Mr. MacKinnon served as Vice President of U.S. sales at AccessClosure, Inc., a privately-held medical device company that develops products designed to address vascular closure during interventional and diagnostic procedures. From July 2004 to October 2006, Mr. MacKinnon was a sales executive and later Area Sales director for FoxHollow Technologies, Inc., a public medical device company focused on the sale of plaque excision atherectomy devices for the treatment of PVD. Earlier in Mr. MacKinnon’s career he held various sales and related functional positions with StorageTek, WineShopper.com and TearDrop Golf. Mr. MacKinnon received a Bachelor of Science degree in business administration from the University of Massachusetts at Lowell.

Robert Mittendorff, M.D. has served as our Vice President of Marketing and Business Development since July 2009. Previously, Dr. Mittendorff served as our Senior Director of Marketing and Business Development from March 2009 and our Director of Business Development from July 2008. From June 2005 to June 2008,

Dr. Mittendorff completed his medical residency in emergency medicine at Stanford Hospital. In June 2005, Dr. Mittendorff received his medical degree from Harvard Medical School. In June 2003, Dr. Mittendorff received a masters in business administration from Harvard Business School. Dr. Mittendorff received his bachelor of science in biomedical and electrical engineering from Johns Hopkins University.

Roland Peplinski joined Hansen in 2009 as general manager of Europe, Middle East, Africa, Asia Pacific and Canada. From April 2004 to February 2009, Dr. Peplinski worked with Intuitive Surgical, Inc., where he was responsible for European Sales and as a member of their board of directors. From June 2004 to March 2004, Dr. Peplinski was vice president of European Operations for Transneuronix Inc., a company that treats obesity with implantable gastric stimulators. His background includes knowledge in the fields of interventional cardiology, cardiac surgery, obesity surgery and treatment, gynecology and urology. Dr. Peplinski received a bachelor of science in biology and physical education from the University Siegen, Germany, and a masters in business administration and a Ph.D. in economics from the Technical University of Ostrau, Germany.

Frank Schembri joined Hansen in March 2007 as senior director of manufacturing in charge of all aspects of catheter and systems operations. Mr. Schembri was promoted to vice president of manufacturing in July 2009. From August 2006 to March 2007, Mr. Schembri served in a technical and manufacturing management position at BD Biosciences. From March 1994, to August 2006, Mr. Schembri served as director of engineering at Siemens Medical. Mr. Schembri received a bachelor of science in engineering technology from California Polytechnic State University, San Luis Obispo, and he is a registered professional engineer in California.

Dan Wallace co-founded Hansen in 2002, where he is the senior vice president of regulatory and chief technology officer. From 1996 to 2002, Mr. Wallace directed the creation and development of the robotic instruments at Intuitive Surgical, Inc., and he was responsible for the group who designed, released and manufactured a suite of 13 robotically controlled surgical instruments. From 1992 to 1996, before joining Intuitive Surgical, Mr. Wallace designed laparoscopic instruments for Origin MedSystems, as well as implantable high-fidelity hearing aids for Symphonic Devices. From 1988 to 1991, Mr. Wallace worked as a flight controller in Houston Mission Control for the Space Shuttle program. Mr. Wallace received a bachelor of science in mechanical engineering from Rice University, and a masters of science in mechanical engineering from Stanford University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 19, 2011 by: (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the table below, the principal address of each of the persons listed below is c/o Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, CA 94043.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total
Entities affiliated with Artis Capital Management, L.P.(2) One Market Plaza Steuart Street Tower, Suite 2700 San Francisco, CA 94105	2,833,700	5.2%

BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	2,770,725	5.1%

Bruce J Barclay(4)	525,542	1.0%

Frederic H. Moll, M.D.(5)	3,321,176	6.1%

Russell C. Hirsch, M.D., Ph.D.(6)	1,889,252	3.5%

Kevin Hykes(7)	28,333	*

Christopher P. Lowe(8)	81,250	*

Joseph M. Mandato(9)	1,343,209	2.5%

James M. Shapiro(10)	1,614,855	3.0%

Jean Chang(11)	0	*

Arthur S. Hsieh, J.D., Ph.D.(12)	94,886	*

Rita Jacob(13)	0	*

Michael T. MacKinnon(14)	0	*

Robert Mittendorff(15)	123,787	*

Peter Osborne(16)	10,000	*

Roland Peplinski, Ph.D.(17)	64,778	*

Frank Schembri, Jr.(18)	108,085	*

Dan Wallace(19)	307,568	*

All directors and executive officers as a group (16 persons)(20)	9,512,721	17.0%

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on April 19, 2011, adjusted as required by rules promulgated by the SEC. Shares of common stock subject to options and/or restricted stock units outstanding as of April 19, 2011 that were then exercisable or are exercisable within 60 days of April 19, 2011, are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2011.

(4)	Includes 513,041 shares that Mr. Barclay has the right to acquire upon the exercise of stock options or settlement of restricted stock units within 60 days of April 19, 2011. Excludes 1,588,333 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(5)	Includes 604,539 shares that Dr. Moll has the right to acquire upon the exercise of stock options or settlement of restricted stock units within 60 days of April 19, 2011. Excludes 652,086 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011. Includes 150,000 shares that are registered in the name of the Moll Children’s Irrevocable Trust; however, Dr. Moll disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in them.

(6)	Includes 1,792,920 shares held by Prospect Venture Partners II, L.P. and 27,302 shares held by Prospect Associates II, L.P. Dr. Hirsch is a managing director of Prospect Management Co. II, L.L.C., the general partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., and has shared voting and investment power over the shares held by these entities; however Dr. Hirsch disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in them. Includes 39,030 shares registered in the name of Dr. Hirsch and 30,000 shares that Dr. Hirsch has the right to acquire upon the exercise of stock options within 60 days of April 19, 2011.

(7)	Includes 28,333 shares that Mr. Hykes has the right to acquire upon the exercise of stock options within 60 days of April 19, 2011. Excludes 11,667 shares that are not exercisable within 60 days of April 19, 2011.

(8)	Includes 71,250 shares that Mr. Lowe has the right to acquire upon the exercise of stock options within 60 days of April 19, 2011.

(9)	Includes 1,301,070 shares held by De Novo Ventures II, L.P. Mr. Mandato is a managing director of De Novo Management II, LLC, the general partner of De Novo Ventures II, L.P. and has shared voting and investment power over the shares held by De Novo Ventures II, L.P.; however, Mr. Mandato disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in them. Includes 2,139 shares registered in the name of The Mandato Family Trust and 40,000 shares that Mr. Mandato has the right to acquire upon the exercise of stock options within 60 days of April 19, 2011.

(10)	Includes of 1,554,562 shares held by Thomas Weisel Healthcare Venture Partners, L.P. Mr. Shapiro is an officer of Thomas Weisel Healthcare Venture Partners LLC, the general partner of Thomas Weisel Healthcare Venture Partners, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in them. Includes 20,293 shares registered in the name of James Shapiro & Sarah Shapiro. Includes 40,000 shares that Mr. Shapiro has the right to acquire upon the exercise of stock options within 60 days of April 19, 2011.

(11)	Excludes 287,500 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(12)	Includes 89,120 shares that Dr. Hsieh has the right to acquire upon the exercise of stock options or settlement of restricted stock units within 60 days of April 19, 2011. Excludes 136,880 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(13)	Excludes 160,000 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(14)	Excludes 270,637 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(15)	Includes 104,580 shares that Mr. Mittendorff has the right to acquire upon the exercise of stock options or settlement of restricted stock units within 60 days of April 19, 2011. Excludes 172,920 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(16)	Includes 10,000 shares that Mr. Osborne has the right to acquire upon the settlement of restricted stock units within 60 days of April 19, 2011.

(17)	Includes 58,458 shares that Dr. Peplinski has the right to acquire upon the exercise or settlement of stock options or restricted stock units within 60 days of April 19, 2011. Excludes 128,542 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(18)	Includes 95,351 shares that Mr. Schembri has the right to acquire upon the exercise or settlement of stock options or restricted stock units within 60 days of April 19, 2011. Excludes 114,482 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(19)	Includes 169,164 shares that Mr. Wallace has the right to acquire upon the exercise or settlement of stock options or restricted stock units within 60 days of April 19, 2011. Excludes 135,836 shares or restricted stock units that are not exercisable within 60 days of April 19, 2011.

(20)	Total number of shares includes 7,658,885 shares of common stock held by our directors and executive officers and certain of their affiliates, and 1,853,836 shares issuable upon exercise of stock options or settlement of restricted stock units within 60 days of April 19, 2011. See footnotes above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with, except that: Messrs. Hykes, Lowe, Mandato, Shapiro and Schembri and Drs. Hirsch and Mittendorff each filed a late Form 4 with respect to one transaction; and Dr. Hsieh and Mr. Husted each filed a late Form 3 on one occasion.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This section discusses our executive compensation policies and arrangements as they relate to our named executive officers. The following discussion should be read together with the compensation tables and related disclosures set forth below.

Objectives of Hansen Medical’s Compensation Program

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. Our currently marketed products were developed for the field of electrophysiology, and we are now pursuing applications for our flexible robotics technology in endovascular peripheral vascular markets. The success of technology companies is significantly influenced by the quality of their work forces. Therefore, our goal is to attract and retain highly talented employees, maintain a compensation program that will fairly compensate those individuals and reward them for achieving our business objectives, and align employees’ interests with those of our stockholders.

Our named executive officers’ compensation consists of a combination of base salary, short-term incentives and long-term equity compensation, in addition to broad-based employee benefits programs, perquisites and severance protection. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short- and long-term goals and objectives, our Board of Directors and Compensation Committee rely on their judgment about each individual’s performance and incentives in a rapidly changing business environment rather than on rigid guidelines. Accordingly, we have no formal policies or guidelines for allocating compensation between current and long-term or cash and non-cash compensation.

2010 Compensation Overview

2010 was a year of transition. We recruited a new Chief Executive Officer, an interim Chief Financial Officer and other senior hires who we believe strengthen the capabilities of our operation, and we continue to actively search for a Chief Financial Officer. In addition we continued to face a challenging business environment that required us to take actions to reduce cash expenditures, including cash compensation. As a result, we relied heavily on equity awards to provide both short and long term incentives to our named executive officers and other employees. At the same time, declines in our stock price reduced the retention value inherent in our named executive officers’ existing equity awards. Notwithstanding the foregoing, during 2010 a record number of electrophysiology procedures were performed with our Sensei systems, we introduced in Europe a new irrigated ablation catheter and we completed a first-in-man clinical study of our new flexible catheter vascular robotic system.

Role of Board, Compensation Committee & Chief Executive Officer

The Compensation Committee of our Board of Directors administers and oversees our compensation policies, plans and programs. It reviews and makes recommendations to the Board of Directors regarding our the compensation of our Chief Executive Officer and our Executive Chairman and the compensation of our directors, and it reviews and approves the compensation of our other executive officers.

In reviewing and approving these matters, our Board of Directors and Compensation Committee considers such matters as they deem appropriate, including our financial and operating performance, the specific achievements of our executive officers, the alignment of interests of the executive officers and our stockholders, the performance of our common stock and our ability to attract and retain qualified individuals. For executive compensation decisions, including decisions relating to the grant of stock options and other equity awards to our named executive officers, the Compensation Committee typically considers the recommendations of our Chief Executive Officer as manager of our executive team, and our Chief Executive Officer generally participates in the Compensation Committee’s deliberations about executive compensation matters. However, our Chief Executive Officer does not participate in the deliberation or determination of his own compensation.

Role of Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. The Compensation Committee did not utilize the services of any outside advisors in 2010.

Compensation Elements

Base Salary. The base salaries paid to our executive officers are designed to attract and maintain a stable management team by providing a base level of compensation that is not subject to performance risk. The base salaries of our named executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other small-cap, medical device public companies for similar positions and adjusted as necessary to recruit or retain specific individuals. We typically review the base salaries of our named executive officers annually.

Messrs. Barclay and Osborne joined the Company in 2010 and their base compensation was based on arm’s length negotiations at the time they were hired, as well as our Board of Directors’ and Compensation Committee’s assessments of their experience and skills and, in the case of Mr. Barclay the salary paid to him by his former employer. In May, as part of an annual review of the base salaries of our senior employees, our Compensation Committee approved an increase in Dr. Mittendorff’s base salary from $185,000 to $200,000 per year. In June 2010 our Compensation Committee recommended, and our Board of Directors approved, the restoration of Dr. Moll’s base salary to $350,000, its 2008 level prior to a 15% salary reduction he voluntarily took in February 2009 in the wake of a company-wide reduction-in-force. None of our other named executive officers received base salary increases in 2010.

Annual Incentive Compensation. In light of economic conditions and business challenges facing the Company in 2010, we did not implement a formal cash bonus program for 2010 for our executive officers or other non-sales employees. Mr. Barclay and Dr. Moll were initially eligible for cash bonuses, however they each agreed to forgo their cash bonus opportunities for performance-based restricted stock units as described below. In addition, Dr. Mittendorff was awarded a spot bonus of $30,000 in April 2010 in recognition of the role he played in our secondary offering.

Instead of a 2010 cash bonus program, we provided short-term incentives to our non-sales employees in the form of restricted stock units (or RSUs) that were subject to vesting based on the achievement of twenty equally weighted financial and non-financial company-wide performance goals for 2010 described below, which we believe if achieved would increase stockholder value over time. While we believed that these goals were achievable when adopted, as evidenced by actual results, their outcome was not certain. Dr. Mittendorff initially received 40,000 RSUs with these terms. In February 2011, our Compensation Committee determined that nine of the company-wide performance goals had been achieved and exercised its discretion to determine that an additional four goals had been substantially achieved in a manner consistent with the intent of the plan, therefore the Compensation Committee determined that sixty-five percent of the performance RSUs should vest. Accordingly Dr. Mittendorff vested in 26,000 of his RSUs (the remaining 14,000 RSUs were forfeited). The following company-wide performance goals applied to Dr. Mittendorff’s performance RSUs:

•

Eleven goals related to our electrophysiology business. Of these, four goals were achieved: the first sale of our LYNX Ablation Catheter, US and European installations of our S 4.0/Velocity Product and entry into a distributor agreement for our S 4.0 Velocity product. In addition, our Compensation Committee determined that one goal (shipment of 2,500 catheters) was substantially achieved (2,439 catheters were shipped). The remaining six goals were not achieved: the first U.S. and European sales of our Artisan Extend Catheter, achievement of designated numbers of system shipments, clinical procedures and total active systems and obtaining a certain level of patient enrollment in a U.S. IDE clinical trial.

•

Five goals related to our vascular business. Of these, three goals were achieved: a successful first-in-man study involving our vascular product, achievement of a commercial design freeze for our vascular product and development of a launch plan for our vascular product. In addition, our Compensation Committee determined that the remaining two goals (filing a 510k application with the U.S. Food & Drug Administration for our vascular product and filing a CE Mark application for our vascular product) were substantially achieved as significant progress was made towards each.

•

Four operational goals. Of these, two goals were achieved: achievement of our target year-end cash balance and progress in resolving pending litigation. In addition, our Compensation Committee determined that one goal (a Luna business development transaction) was substantially achieved (a transaction occurred in early 2011). The remaining goal (achievement of our target year-end margin) was not achieved.

As part of his hire, Mr. Barclay negotiated a 40% annual bonus opportunity, pro-rated for 2010. The goals applicable to Mr. Barclay’s 2010 bonus opportunity were recommended by Dr. Moll and mutually agreed to by

Mr. Barclay and the Compensation Committee at the time Mr. Barclay was hired. Our Board of Directors subsequently implemented a 2010 bonus arrangement for Dr. Moll on the same terms as Mr. Barclay’s bonus arrangement. Mr. Barclay’s and Dr. Moll’s 2010 bonuses were based on the achievement of the following financial and non-financial goals:

•	Achievement of the 2010 revenue and net loss goals specified in our Board-approved operating plan (50% aggregate weighting — none achieved)

•	Commercial product design freeze for the vascular product (10% weighting — achieved)

•	Filing a 510k application with the U.S. Food & Drug Administration for the Company’s vascular product (10% weighting — not achieved)

•	Development of a launch plan for the Company’s vascular product (10% weighting — achieved)

•	Obtaining a certain level of patient enrollment in a U.S. IDE clinical trial (20% weighting — not achieved)

While these goals were intended to be achievable at the time they were adopted, the slower than expected macroeconomic recovery and uncertainty created by new health care reform legislation impacted capital purchases by health care institutions, which adversely affected the achievability of the revenue and net loss goals and led the Company to pursue a slower enrollment ramp for its IDE clinical trial. As described above, in order to conserve cash, Mr. Barclay and Dr. Moll each agreed to replace their 2010 cash bonus opportunities with performance-based restricted stock units that were subject to vesting based on the same goals applicable to their 2010 cash bonus opportunities. Mr. Barclay was initially granted 67,500 RSUs and Dr. Moll was initially granted 52,500 RSUs, which was intended to approximate the dollar value of the foregone bonus opportunity at the time the RSUs were granted. In February 2011, our Board of Directors determined that two of the goals identified above had been achieved, with an aggregate weighting of 20%. However our Board of Directors decided that, in light of the Company’s overall 2010 performance, Mr. Barclay and Dr. Moll should vest in the same percentage of their RSUs as the Company’s other executive officers and non-officer employees under the company-wide performance goals described above and exercised discretion to increase the percentage of RSUs vesting from 20% to 65% or 43,875 RSUs in the case of Mr. Barclay and 34,125 RSUs in the case of Dr. Moll (the remaining RSUs were forfeited).

In December 2010 Mr. Barclay agreed to replace his 2011 cash bonus opportunity with 120,000 performance-based restricted stock units that vest based on the achievement of 2011 company performance goals, and Dr. Moll was granted a similar award of 87,500 performance-based restricted stock units. Goals related to our vascular products will determine vesting of 55% of the RSUs, goals related to our electrophysiology products will determine vesting of 30% of the RSUs and a goal related to our year-end cash balance goal will determine vesting of 15% of the RSUs. While we believe these goals are achievable, their outcome is far from certain as there are substantial and differing operational risks across many geographies as we maintain our electrophysiology business and introduce our flexible catheter vascular robotic system.

Our sales employees, including Messrs. Husted and Peplinski, the heads of our U.S. and international sales teams, are eligible for commissions. Our Sensei X Systems have differing regulatory and clinical indications in and outside the United States, accordingly their commission opportunities reflect the different environments in which they operate. Mr. Husted’s 2010 commission opportunity was based on U.S. sales of our systems and new service contracts. His commission opportunity was 1% of orders up to our 2010 U.S. target and 1.5% of orders above target. Mr. Peplinksi’s 2010 commission opportunity was based on non-U.S. sales of our Sensei X Systems. His commission opportunity was 1% of non-U.S. orders up to our 2010 non-U.S. target, 2% of 2010 non-U.S. orders up to an additional level and 5% of any additional 2010 non-U.S. orders. Mr. Peplinksi was also eligible for a bonus paid quarterly based on non-U.S. clinical procedures performed using our catheters in our Sensei robots. No quarterly bonus was earned unless at least 80% of the target number of procedures was performed in the quarter, in which case his quarterly bonus amount was €2,500. The quarterly bonus amount was

€5,000 if 90% of the target number of procedures was performed and €7,500 if 100% of the target number of procedures was performed. The actual commissions earned by Messrs. Husted and Peplinksi pursuant to these arrangements are included in the Non Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Equity-Based Incentive Awards. Our long-term equity compensation consists primarily of stock options and restricted stock units. Stock options give our executive officers a continuing stake in our long-term success by allowing them to participate in the long-term appreciation of our stockholder value while accepting personal accountability for business setbacks, whether company-specific or market-based. Because the exercise price of our stock option grants is equal to the fair market value of our common stock on the date of grant, the option grant will provide a return only if our common stock appreciates over the option term. Additionally, stock options provide a means of recruiting key executives and enhancing the retention of those executives, inasmuch as they are subject to vesting over an extended period of time. Historically, our equity compensation program consisted primarily of stock options. However, to help mitigate the impact of fluctuating stock prices on recruitment and retention, in 2008 we began offering RSUs to our named executive officers in addition to stock options. RSUs provide the right to receive a specified number of shares of our common stock at no cost to the employee provided the employee remains employed by Hansen Medical when the RSUs vest. As a result, RSUs retain some value even if our stock price declines or does not appreciate significantly.

Each employee typically receives an initial stock option grant at commencement of employment. More recently, we have also granted RSUs to new officers, typically in combination with an initial stock option grant. Retention grants are typically considered annually. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in the Company’s employ and to enhance stockholder value over time. In general, initial stock option grants are granted at the meeting of the Board of Directors or Compensation Committee following the start date of the executive officer’s employment, and the shares subject to such initial option vest 25% on the first anniversary of the date of hire and thereafter 1/36 per month over the next three years. Retention awards typically vest monthly (in the case of options) or quarterly (in the case of RSUs) over four years from the date of grant.

The size of the initial stock option grant is typically based in part on competitive conditions applicable to the individual’s position. For employees below the vice president level, the size of the initial stock option grant is also based on ranges established for each position. These ranges are recommended by management, based in part on survey data obtained from the MEDIC Executive Compensation Survey, and are approved by our Compensation Committee. When establishing the size of the initial stock option grants to our named executive officers and subsequent awards, our Board of Directors and Compensation Committee consider the size of awards held by our other officers, the individual’s performance, his or her potential for future retention, responsibility and promotion, competitive compensation targets for the individual’s position and level of contribution and other factors they deem relevant. The relative weight given to these factors varies among individuals at the discretion of the Board of Directors and Compensation Committee. We believe this strategy is consistent with the approach of other small-cap, medical device public companies in our industry.

2010 New Hire Equity Awards

We granted Mr. Barclay three equity awards in connection with the commencement of his employment: (1) an initial stock option to purchase 1,700,000 shares of our common stock, one-eighth of which will vest after six months of service and the balance of which will vest in equal monthly installments over the next 42 months of service, (2) RSUs representing 50,000 shares of the Company’s common stock that will vest in equal quarterly installments over three years of service and (3) an option to purchase 200,000 shares of our common stock that will vest based on achievement of certain milestones described below. We also agreed to grant Mr. Barclay and additional 50,000 RSUs upon completion of twelve months of service, which will vest in equal quarterly installments over the next three years of service. The size and other terms of these awards were the product of negotiations between Mr. Barclay and our Board of Directors. Given the substantial size of the equity awards negotiated by Mr. Barclay, we thought it was appropriate that vesting of a portion of the awards be tied to the achievement of specific performance milestones as well as his continued service. The milestones applicable to Mr. Barclay’s performance option were as follows, each of which applied to one-fifth of the option shares:

1.	Achievement of the Company’s bookings, revenue and net income goals for the 2010 fiscal year;

2.	Submission of a 510(k) application for our vascular product to the Food & Drug Administration by September 30, 2010;

3.	Achievement of a CE Mark with respect to our vascular product and the first sale of the vascular product to an end user outside the United States by March 31, 2011;

4.	First three sales of our vascular product to an end user in the United States by June 30, 2011; and

5.	Achievement of the Company’s bookings, revenue and net income goals for the 2011 fiscal year.

Neither of the first two goals were achieved, therefore the related option shares have expired. In addition, in light of refinements to the development schedule for our vascular product that occurred during 2010, the Board approved an extension of the deadlines applicable to the third and fourth goals until September 30, 2011 and December 31, 2011, respectively.

Mr. Osborne was granted 10,000 RSUs in connection with his service as Interim CFO. These RSUs vested in two equal quarterly installments over his initial six months of service with the Company and would have fully vested on a monthly basis had we terminated Mr. Osborne other than due to a material breach of his agreement. The size, vesting schedule and form of Mr. Osborne’s equity award (RSUs as opposed to options) all reflect the expected temporary nature of Mr. Osborne’s position with the Company.

2010 Retention Equity Awards

In January 2010, our Compensation Committee approved the grant of 10,000 fully vested options to Dr. Mittendorff in recognition of his successful business development efforts. At the same time, our Compensation Committee approved retention stock option grants to Dr. Mittendorff (50,000 shares) and Mr. Peplinski (30,000 shares). These options were granted as part of a year-end retention program recommended by Dr. Moll in December 2009 in order to help retain and motivate senior employees in the wake of the 2009 restatement of our financial statements. In April 2010, our Compensation Committee approved the grant of 20,000 stock options to Mr. Husted in connection with his promotion to Vice President, Sales. In May 2010 our Compensation Committee granted retention stock option awards to many of our senior employees, including Mr. Husted (107,000 shares) and Mr. Peplinski (112,000 shares), with aggregate exercise prices that were approximately equal to their then-current annual base salaries. The size of these awards, which were larger than in past years, reflected the fact that the exercise price of many of the officers’ existing options exceeded our current stock price which made their existing equity awards less meaningful. In addition, in connection with his transition to the Executive Chairman role and in recognition of the fact that many of his existing stock were significantly vested and/or had exercise prices in excess of our current stock price, Dr. Moll was granted an option to purchase 600,000 shares of our common stock. With the exception of the fully vested option described above, all of these retention stock options vest in equal monthly installments over four years of service.

In connection with his transition to the Executive Chairman role, Dr. Moll requested, and our Board of Directors approved, an extension of the post-termination exercise period applicable to two of his outstanding options from three to twelve months in the event of a termination of his service. The options have exercise prices of $17.08 and $18.94 per share which is significantly greater than our current stock price, therefore limiting the retention value in those awards.

Dr. Mittendorff also received 130,000 restricted stock units in May 2010 that vest over three years of service. In addition to the factors identified above, this award reflected the important role he was playing in pursuing potential corporate partnering transactions for the company and to provide additional retention incentives as transitioned chief executive officers.

Severance Benefits. Our named executive officers, other than Mr. Osborne who is filling an interim position, are eligible for severance and acceleration benefits pursuant to retention agreements. We believe that these severance provisions are necessary to attract officers to Hansen Medical are important for the retention of these officers and are customary for officers in similar positions at other companies. In particular, these arrangements are intended to mitigate some of the risks that exist for executives working at a smaller company and therefore attract and retain qualified executives who could have other job alternatives at companies that appear less risky to them.

In addition, pursuant to our 2006 Equity Incentive Plan, all of our employees’ equity awards (other than the performance-contingent restricted stock units granted in lieu of any 2010 cash bonus opportunity) will fully vest if they are not continued or replaced by an acquirer in connection with a change in control. We believe this protection is appropriate in order to keep our executives and employees focused on our business rather than on the potential risks they may perceive if we are acquired. At the same time, this provision allows an acquirer to maintain the incentive and retention value inherent in our equity awards by continuing them after a change in control.

In connection with Mr. Van Dick’s resignation on February 24, 2010, we entered into a separation agreement and a consulting agreement with Mr. Van Dick in order to facilitate a smooth transition of his duties and to obtain a release of claims. In addition, we renegotiated Dr. Moll’s retention agreement in connection with his transition to the Executive Chairman role in order to clarify that the transition did not trigger benefits under that agreement. A summary of the material terms of the severance and acceleration arrangements with our named executive officers as well as the separation and consulting agreements with Mr. Van Dick, together with a quantification of the benefits under these arrangements, may be found in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control.”

Other Benefits and Perquisites. Except as necessary to attract or retain specific individuals, we generally do not provide perquisites or other benefits to our named executive officers other than those available to employees generally. For example, in connection with the recruitment of Mr. Barclay, we offered him a housing and relocation allowance of $15,417 per month for one year in order to mitigate the impact of higher housing costs in the San Francisco Bay Area. As is customary we paid Mr. Barclay’s legal fees incurred in negotiating his employment agreement with the Company, and we also paid Dr. Moll’s legal fees incurred in renegotiating his retention agreement. We also pay our sales executives a monthly car allowance in order to defray the cost of travel that is a part of their jobs.

Stock Ownership Guidelines

We do not have stock ownership guidelines for our executive officers. We believe that stock ownership guidelines for executive officers of medical device companies vary substantially, which means that ownership requirements would be unnecessarily rigid and could put us at a competitive disadvantage.

Financial Restatement

Our Compensation Committee has not adopted a policy on whether or not we will make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding any such restatement are known. After the 2009 restatement of our financial statements, our Compensation Committee reviewed the causes and results of the restatement and determined that it did not warrant seeking to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others).

Tax and Accounting Effects

The impact of federal tax laws is considered in developing and implementing our compensation programs, including Section 162(m) of the Internal Revenue Code which places a limit of $1 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than the chief financial officer. To maintain flexibility in compensating officers in a manner designed to promote varying corporate and governance goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation will be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our Board of Directors and Compensation Committee have and may continue to approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that such action is appropriate and in our best interests. In addition, although we have not typically tailored our executive compensation program to achieve particular accounting results, we do consider the impact of accounting treatment when we make compensation decisions.

Compensation Committee Report2

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the CD&A, our Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE

Christopher P. Lowe, Chairman

Russell C. Hirsch, M.D., Ph.D.

Joseph M. Mandato

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Hansen Medical under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Summary Compensation Table

The following summary compensation table shows, for the fiscal years ended December 31, 2008, December 31, 2009 and December 31, 2010, information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer, interim Chief Financial Officer, our former Chief Executive Officer, former Chief Financial Officer, and three other executive officers. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)(8)	Option Awards ($)(9)		Stock Awards ($)(9)		Non-Equity Incentive Plan Compensation($)		All Other Compensation ($)		Total ($)
Mr. Bruce J Barclay(1)	2010	$252,273	(6)	—	$1,763,750	(10)	$176,833	(11)	—		$123,820	(13)	$2,316,676
President & Chief Executive Officer

Dr. Frederic H. Moll(1)	2010	$332,500			$455,100		$56,648	(11)	—		$5,082	(14)	$849,329
Current Executive Chairman, Former President & Chief Executive Officer	2009	$291,577		—	$161,670		—		—		$900		$454,147
	2008	$350,000		—	$1,749,909		—		—		$900		$2,100,809

Mr. Peter Osborne(2)	2010	—		—	—		$22,900		—		$311,043	(15)	$333,943
Interim Chief Financial Officer

Mr. Kenneth Husted(3)	2010	$215,000		—	$142,748		—		$74,146	(12)	$8,376	(16)	$440,270
Former Vice President, Sales

Dr. Robert Mittendorff(3)	2010	$193,750		$30,000	$69,032		$330,460	(11)	—		$1,123	(17)	$624,365
Vice President, Marketing and Business Development	2009	$155,329		$15,000	$32,334		—		—		$559		$203,322

Mr. Roland Peplinski(3)(4)	2010	$228,338		—	$158,388		—		$111,163	(12)	$23,841	(18)	$521,730
General Manager, EMEA, AP and Canada

Mr. Steven M. Van Dick(5)	2010	$35,068	(7)	—	—		—		—		$233,006	(19)	$268,074
Former Vice President, Finance and Administration and Chief Financial Officer	2009	$210,264		—	$40,418		—		—		$757		$251,439
	2008	$247,538		—	$218,739		$155,000		—		$869		$622,146

(1)	Mr. Barclay’s employment with the Company began on June 9, 2010. Dr. Moll assumed the Executive Chairman position on that date.

(2)	Mr. Osborne joined the Company on February 24, 2010

(3)	Dr. Mittendorff’s employment with us began in 2008, however he did not become one of our executive officers until 2009. Mr. Husted’s employment with us also began in 2008, however he did not become one of our executive officers until 2010. In addition Mr. Husted resigned in early 2011. Mr. Peplinski’s employment with us began in 2009, however he did not become one of our executive officers until 2010.

(4)	Mr. Peplinski’s compensation has been converted from Euros to U.S. dollars based on the average exchange rate for the year.

(5)	Mr. Van Dick’s employment terminated on February 28, 2010.

(6)	Amount reflects pro rated salary compensation for the applicable fiscal year in which the officer joined the Company.

(7)	Amount reflects pro rated salary compensation for the applicable fiscal year in which the officer’s employment with the Company terminated.

(8)	Represents a discretionary cash performance bonus awarded to the officer.

(9)	The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 16, 2011 for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards. In accordance with SEC rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.

(10)	No amount is included with respect to a performance-contingent option granted to Mr. Barclay on June 9, 2010 because at the time the option was granted it was not probable that the milestones applicable to the option would be achieved. The maximum grant date fair value of the option, assuming all of the performance milestones are achieved, is $207,500.

(11)	Amount includes $72,833 (for Mr. Barclay), $56,648 (for Dr. Moll) and $43,160 (for Dr. Mittendorff) with respect to performance-contingent restricted stock unit awards granted to the officers that vested based on 2010 performance goals, which reflects the actual number of units our Board of Directors determined should vest in early 2011. The maximum grant date fair value of these awards, assuming all of the milestones had been achieved, was $112,050 with respect to Mr. Barclay, $87,150 with respect to Dr. Moll and $66,400 with respect to Dr. Mittendorff. No amount is included with respect to performance-contingent restricted stock unit awards granted to Mr. Barclay and Dr. Moll that vest based on 2011 performance goals because at the time the awards were granted it was not probable that the milestones would be achieved. The maximum grant date fair value of these awards, assuming all of the performance milestones are achieved, is $158,400 with respect to Mr. Barclay and $115,500 with respect to Dr. Moll.

(12)	Represents sales commissions payments pursuant to our sales commission plan.

(13)	Represents $15,000 in reimbursement of legal fees incurred by Mr. Barclay in connection with the negotiation of his offer letter, $107,919 in monthly housing and relocation allowance payable during the first twelve months of Mr. Barclay’s employment and $901 in annual premiums paid under our group term life insurance policy.

(14)	Represents $3,589 in reimbursement of legal fees incurred by Dr. Moll in connection with the negotiation of his retention agreement and $1,493 in annual premiums paid under our group term life insurance policy.

(15)	Represents consulting fees for Mr. Osborne’s services.

(16)	Represents $1,176 in annual premiums paid under our group term life insurance policy and $7,200 in car allowance.

(17)	Represents annual premiums paid under our group term life insurance policy.

(18)	Represents car allowance.

(19)	Represents severance benefits paid to Mr. Van Dick in exchange for a release of claims, including $206,282 in cash severance and $12,037 for health insurance continuation coverage payments. Also includes $14,688 in payment of Mr. Van Dick’s accrued but unused vacation.

“Salary,” “bonus” and “non-equity incentive plan compensation” accounted for the following percentages of the “total compensation” of our executive officers in 2010:

Name	Salary	Bonus	Non-Equity Incentive Plan Compensation
Mr. Bruce J Barclay	10%	0%	0%
Dr. Frederic H. Moll, M.D.	33%	0%	0%
Mr. Peter Osborne	0%	0%	0%
Mr. Kenneth Husted	47%	0%	16%
Dr. Robert Mittendorff	30%	5%	0%
Mr. Roland Peplinski	44%	0%	21%
Mr. Steven M. Van Dick	14%	0%	0%

2010 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan based award granted to our named executive officers during the fiscal year ended December 31, 2010.

Except as otherwise indicated in the footnotes below, all of the following awards were made under our 2006 Equity Incentive Plan.

For a description of the acceleration of vesting provisions applicable to the stock options and restricted stock units granted to our named executive officers, see the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”.

Name	Grant Date	Date of Board or Compensation Committee Approval		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(21)
				Threshold ($)		Target ($)		Threshold (#)		Target (#)
Mr. Barclay				$10,159	(4)	$101,589	(4)
Mr. Barclay	6/9/10	5/26/10	(1)					40,000	(8)	200,000	(8)					$2.08	$0	(22)
Mr. Barclay	6/9/10	5/26/10	(1)											1,700,000	(15)	$2.08	$1,763,750
Mr. Barclay	6/9/10	5/26/10	(1)									50,000	(12)			—	$104,000
Mr. Barclay	10/26/10							6,750	(9)	67,500	(9)					—	$72,833	(23)
Mr. Barclay	12/20/10							6,000	(10)	120,000	(10)					—	$0	(22)
Dr. Moll				$7,901	(4)	$79,014	(4)
Dr. Moll	8/11/10	6/24/10	(2)											600,000	(16)	$1.58	$455,100
Dr. Moll	10/26/10							5,250	(9)	52,500	(9)			—			$56,648	(23)
Dr. Moll	12/20/10							4,375	(10)	87,500	(10)			—			$0	(22)
Mr. Osborne	2/26/10	2/22/10	(3)									10,000	(13)			—	$22,900
Mr. Husted				N/A		$152,985	(6)
Mr. Husted	4/26/10													20,000	(17)	$2.42	$24,406
Mr. Husted	5/19/10													107,000	(18)	$2.21	$118,342
Dr. Mittendorff	2/26/10	1/7/10	(2)											50,000	(19)	$2.29	$57,527
Dr. Mittendorff	2/26/10	1/7/10	(2)											10,000	(20)	$2.29	$11,505
Dr. Mittendorff	5/19/10											130,000	(14)			—	$287,300
Dr. Mittendorff	10/26/10							20,000	(11)	40,000	(11)					—	$43,160	(23)
Mr. Peplinski				N/A		$105,960	(7)
Mr. Peplinski				$3,311	(5)	$39,735	(5)
Mr. Peplinski	2/26/10	1/7/10	(2)											30,000	(19)	$2.29	$34,516
Mr. Peplinski	5/19/10													112,000	(18)	$2.21	$123,872

(1)	The awards were granted contingent on Mr. Barclay’s commencing employment on June 9, 2010.

(2)	Pursuant to our general policy of not granting options when our officers and directors are precluded from trading under our insider trading policy, the option was granted effective as of the first trading day when our officers and directors were permitted to sell shares under our insider trading policy.

(3)	The award was granted contingent on Mr. Osborne’s commencing service with the Company on February 22, 2010.

(4)	Represents Mr. Barclay’s and Dr. Moll’s 2010 cash bonus opportunities, which are discussed in greater detail in “Compensation Discussion and Analysis,” beginning on page 26. The amounts shown in the “threshold” column reflect the minimum amount payable if a single goal with the lowest weighting were achieved. The amounts shown in the “target” column reflect the amounts payable if all of the goals were achieved. No “maximum” amount applied to these bonus awards. As described in greater detail in “Compensation Discussion and Analysis,” Mr. Barclay and Dr. Moll agreed to replace their cash bonus arrangement with the restricted stock unit awards described in footnote 9.

(5)	Reflects Mr. Peplinski’s 2010 bonus opportunity of €7,500 per quarter based on the number of clinical procedures performed in the EMEA territory, which is discussed in greater detail in “Compensation Discussion and Analysis.” The amount shown in the “threshold” column reflects the minimum bonus payment for a single quarter if 80% of the target number of procedures was performed. The amount shown in the “target” column reflects the amount payable if the target number of procedures was performed in all four quarters. No “maximum” amount applies to this award. The amounts shown reflect a conversion rate of $0.755 per Euro, the average exchange rate for calendar year 2010.

(6)	Reflects Mr. Husted’s commission opportunity based on U.S. orders of our systems and new service contracts, as described in greater detail in “Compensation Discussion and Analysis.” The amount shown in the target column is based on achievement of target sales. No “threshold” or “maximum” applies to this award.

(7)	Reflects Mr. Peplinski’s commission opportunity based on non-U.S. sales of our Sensei systems, as described in greater detail in “Compensation Discussion and Analysis.” The amount shown in the “target” column is based on achievement of target sales and reflects a conversion rate of $0.755 per Euro, the average exchange rate for calendar year 2010. No “threshold” or “maximum” applies to this award.

(8)	One-fifth of the option vests based on the achievement of each of five performance objectives described in “Compensation Discussion and Analysis.” The amount shown in the “threshold” column reflects the number of option shares that would vest if a single goal were achieved. The amount shown in the “target” column reflects achievement of all five goals. No “maximum” applied to this award. As of December 31, 2010, none of the shares subject to the option had vested. In February 2011, our Board of Directors determined that the first two goals were not achieved and therefore the related option shares expired.

(9)	As described in greater detail in “Compensation Discussion and Analysis,” the restricted stock units were granted to Mr. Barclay and Dr. Moll in replacement of their 2010 cash bonus opportunities. The restricted stock units vested based on achievement of the same goals and objectives that applied to their 2010 cash bonus opportunities. The amounts shown in the “threshold” column reflect the minimum amount payable if a single goal with the lowest weighting was achieved. The amounts shown in the “target” column reflect the amounts payable if all of the goals were achieved. No “maximum” amount applied to these awards. On February 27, 2011, our Board of Directors determined that 43,875 of the units vested with respect to Mr. Barclay and 34,125 of the units vested with respect to Dr. Moll.

(10)	Restricted stock units vest based on achievement of certain 2011 performance goals approved by our Board of Directors on the grant date. Our Board of Directors will determine, in its sole discretion, whether and when a particular goal has been achieved, within 75 days after the end of the 2011 fiscal year. The amounts shown in the “threshold” column represent the minimum number of units that would vest if the goal with the lowest weighting were achieved. The amounts shown in the “target” column represent the number of units that would vest if all of the goals were achieved. No “maximum” applies to these awards.

(11)	Restricted stock units vested based on the achievement of twenty equally-weighted company-wide 2010 performance goals, as described in greater detail in “Compensation Discussion and Analysis.” The amounts shown in the “threshold” column represent the number of units that would vest if goals with an aggregate weighting of 50% were achieved. The amounts shown in the “target” column represent the number of units that would vest if all of the goals were achieved. No “maximum” applies to these awards. On February 27, 2011, our Board of Directors determined that nine of the goals were achieved and another four of the goals were substantially achieved and that 65% of each award should vest.

(12)	Restricted stock units vest quarterly over 3 years of service from June 9, 2010.

(13)	Restricted stock units vested in two equal installments on each of May 24, 2010 and August 24, 2010, contingent on Mr. Osborne’s remaining in service on each such date.

(14)	Restricted stock units vest over 3 years of service from May 19, 2010, with one third vesting upon completion of 12 months of service and in 8 equal quarterly installments thereafter.

(15)	Option vests over 4 years of service from June 9, 2010, with 12.5% vesting upon completion of six months of service and in 42 equal monthly installments thereafter. The option was granted outside of our 2006 Equity Incentive Plan as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4).

(16)	Option vests ratably over 48 months of service from June 9, 2010.

(17)	Option vests ratably over 48 months of service from December 5, 2009.

(18)	Option vests ratably over 48 months of service from May 19, 2010.

(19)	Option vests ratably over 48 months of service from December 15, 2009.

(20)	Option was fully vested at grant.

(21)

The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 16, 2010, for a discussion of all assumptions made by us in determining the grant date fair values of the equity awards. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the condition.

(22)	At the time of grant, it was not probable that the performance conditions applicable to the award would be achieved, and therefore no amount attributable to the award is included in this column.

(23)	Reflects the grant date fair value of the award based on the number of units that actually vested, as determined by our Board of Directors or Compensation Committee in early 2011.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2010.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(19)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(19)
Mr. Barclay				200,000	(16)	$2.08	6/9/17
Mr. Barclay	212,250	(1)	1,487,500			$2.08	6/9/17
Mr. Barclay								41,666	(17)	$62,082
Mr. Barclay											67,500	(20)	$100,575
Mr. Barclay											120,000	(21)	$178,800
Dr. Moll	175,000	(2)	0			$2.64	6/21/11
Dr. Moll	57,499	(3)	2,501			$17.08	2/14/14
Dr. Moll	129,166	(4)	70,834			$18.94	5/6/15
Dr. Moll	43,749	(5)	56,251			$3.26	3/3/16
Dr. Moll	75,000	(6)	525,000			$1.58	8/11/17
Dr. Moll											52,500	(20)	$78,225
Dr. Moll											87,500	(21)	$130,375
Mr. Husted	18,229	(7)	16,771			$3.26	3/3/16
Mr. Husted	5,000	(8)	15,000			$2.42	4/27/17
Mr. Husted	15,604	(9)	91,396			$2.21	5/19/17
Dr. Mittendorff	12,083	(10)	7,917			$12.15	8/5/15
Dr. Mittendorff	5,416	(11)	4,584			$7.75	10/28/15
Dr. Mittendorff	8,749	(5)	11,251			$3.26	3/3/16
Dr. Mittendorff	10,000	(12)	0			$2.29	2/26/17
Dr. Mittendorff	12,499	(13)	37,501			$2.29	2/26/17
Dr. Mittendorff								130,000	(18)	$193,700
Dr. Mittendorff											20,000	(22)	$29,800	(22)
Mr. Peplinski	13,125	(14)	16,875			$6.65	5/8/16
Mr. Peplinski	7,500	(13)	22,500			$2.29	2/26/17
Mr. Peplinski	16,333	(9)	95,667			$2.21	5/19/17
Mr. Van Dick	41,669	(15)	0			$1.40	4/27/16
Mr. Van Dick	10,937	(5)	14,063			$3.26	3/3/16

(1)	Option vests over 4 years of service from June 9, 2010, with 12.5% vesting upon completion of six months of service and in 42 equal monthly installments thereafter.

(2)	Option vested ratably over 3 years of service from April 27, 2006.

(3)	Option vests ratably over 48 months of service from February 14, 2007.

(4)	Option vests ratably over 48 months of service from May 6, 2008.

(5)	Option vests ratably over 48 months of service from March 3, 2009.

(6)	Option vests ratably over 48 months of service from June 9, 2010.

(7)	Option vests over 4 years of service from November 3, 2008, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(8)	Option vests ratably over 48 months of service from December 5, 2009.

(9)	Option vests ratably over 48 months of service from May 19, 2010.

(10)	Option vests over 4 years of service from July 14, 2008, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(11)	Option vests ratably over 48 months of service from October 28, 2008.

(12)	Option was fully vested at grant.

(13)	Option vests ratably over 48 months of service from December 15, 2009.

(14)	Option vests over 4 years of service from March 2, 2009, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(15)	Option vested over 4 years of service from December 16, 2005, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(16)	One-fifth of the option vests based on the achievement of each of five performance objectives described in “Compensation Discussion and Analysis,” beginning on page 26. As of December 31, 2010, none of the shares subject to the option had vested. In February 2011, our Board of Directors determined that the first two goals were not achieved and therefore the related option shares expired.

(17)	Restricted stock units vest quarterly over 3 years of service from June 9, 2010.

(18)	Restricted stock units vest over 3 years of service from May 19, 2011, with one third vesting upon completion of 12 months of service and in 8 equal quarterly installments thereafter.

(19)	Computed in accordance with Securities and Exchange Commission rules as the number of unvested units multiplied by the closing price of our common stock on the last day of the 2010 fiscal year, which was $1.49 on December 31, 2010. The actual value realized by the officer depends on whether the units vest and the future performance of our common stock.

(20)	As described in greater detail in “Compensation Discussion and Analysis,” the restricted stock units were granted to Mr. Barclay and Dr. Moll in replacement of their 2010 cash bonus opportunities. The restricted stock units vested based on achievement of the same goals and objectives that applied to their 2010 cash bonus opportunities. On February 27, 2011, our Board of Directors determined that 43,875 of the units vested with respect to Mr. Barclay and 34,125 of the units vested with respect to Dr. Moll.

(21)	Restricted stock units vest based on achievement of certain 2011 performance goals approved by our Board of Directors on the grant date. Our Board of Directors will determine, in its sole discretion, whether and when a particular goal has been achieved, within 75 days after the end of the 2011 fiscal year.

(22)	Restricted stock units vested based on the achievement of twenty equally weighted performance goals, as described in greater detail in “Compensation Discussion and Analysis.” In accordance with SEC rules, the number of units and value shown are based on threshold performance as none of the restricted stock units would vest unless goals with an aggregate weighting of 50% were achieved. On February 27, 2011, our Board of Directors determined that nine of the goals were achieved and another four of the goals were substantially achieved and that 65% of the award should vest.

2010 Option Exercises and Stock Vested

None of our named executive officers exercised stock options during the 2010 fiscal year. The following table shows the restricted stock units held by our named executive officers that vested during the 2010 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Barclay	8,334	$11,668
Mr. Osborne	10,000	$18,000

(1)	Computed in accordance with Securities and Exchange Commission rules based on the fair market value of our common stock on the vesting date multiplied by the number of units vested and does not necessarily reflect proceeds received by the officer.

Potential Payments Upon Termination or Change-in-Control

Certain of our named executive officers are party to retention agreements which entitle the officers to the severance benefits described below. In addition, in 2010 we entered into a separation agreement and consulting agreement with Mr. Van Dick in connection with the termination of his employment with the Company.

Pursuant to his retention agreement, if we terminate Mr. Barclay’s employment without cause or he resigns for good reason, he will be entitled to a lump sum severance payment equal to 12 months of his base salary, reimbursement of his COBRA premiums for up to 12 months and any earned but unpaid portion of his incentive bonus for the prior year. In addition, in the event that we terminate Mr. Barclay’s employment without cause or he resigns for good reason, in either case within 3 months prior to, or 12 months after, a change in control of the Company, Mr. Barclay will be entitled to full acceleration of his equity awards.

In connection with Dr. Moll’s transition from President and Chief Executive Officer to Executive Chairman, we entered into an amended and restated retention agreement with Dr. Moll pursuant to which he waived any severance benefits that may have been triggered in connection with the transition. In addition, Dr. Moll waived any rights to cash severance in connection with a future termination without cause or resignation for good reason. Under the amended agreement, Dr. Moll remains entitled to reimbursement of his COBRA premiums for up to 12 months, a $1,485 stipend in lieu of continued life and disability insurance and full acceleration of his equity awards if we terminate Dr. Moll’s employment without cause or he resigns for good reason.

Pursuant to his retention agreement, Mr. Husted is entitled to a lump sum severance payment equal to 6 months of his base salary, reimbursement of his COBRA premiums for up to 6 months and 50% acceleration of his equity awards in the event that we terminate his employment without cause or he resigns for good reason within 12 months after a change in control of the Company.

Pursuant to their respective retention agreements, each of Dr. Mittendorff and Mr. Peplinski is entitled to severance payments equal to 6 months of the officer’s base salary and reimbursement of the officer’s COBRA premiums for up to 6 months in the event that we terminate the officer’s employment without cause or the officer resigns for good reason. In addition, in the event that we terminate the officer’s employment without cause or the officer resigns for good reason, in either case within 12 months after a change in control of the Company, the severance payments the officer will be entitled to receive will be equal to 6 months of the base salary and a pro-rated portion of the officer’s annual target bonus for the same period and the officer will also be entitled to full acceleration of his equity awards.

Pursuant to his retention agreement, if we terminated Mr. Van Dick’s employment without cause or he resigned for good reason, in either case within 12 months after a change in control of the Company, he would have been entitled to a lump sum severance payment equal to one times his then-current base salary, reimbursement of his COBRA premiums for up to 12 months, a $1,454 stipend in lieu of continued life and disability insurance and full acceleration of his equity awards. However, in connection with his resignation in February 2010, we entered into a separation agreement and a consulting agreement with Mr. Van Dick. Pursuant to these agreements, Mr. Van Dick received receive the same cash severance benefits as in his retention agreement in exchange for a release of claims and provided consulting services for one year during which time certain of his options remained outstanding and continued vesting.

All of the severance benefits described above are contingent on a general release of claims and, in the case of Mr. Barclay, his resignation from our Board of Directors.

Pursuant to Mr. Osborne’s consulting agreement, in the event we terminated the consulting agreement for any reason other than Mr. Osborne’s material breach of the agreement, the vesting of Mr. Osborne’s restricted stock unit awards would have been calculated on a monthly basis rather than a quarterly basis.

The following definitions are used in the retention agreements with our named executive officers:

“Cause” means an intentional unauthorized use or disclosure of our confidential information or trade secrets which causes material harm to us, a material breach of any agreement between the officer and the Company, a material failure to comply with our written policies or rules, the officer’s conviction of or plea to a felony, the officer’s gross negligence or willful misconduct, or the officer’s continued failure to perform assigned duties after receiving written notification of such failure from our Board of Directors.

“Change in Control” means a transaction or series of transactions in which any person acquires 50% of our voting stock, a change in a majority of our directors over a two year period (excluding any new director whose nomination for election is approved by two-thirds of the existing directors), or a merger or asset sale unless our stockholders continue to own a majority of the voting stock of the resulting corporation and no one person owns 50% or more of the voting stock of the resulting corporation.

“Good Reason” means a material diminution in the officer’s authority duties or responsibilities, a material change in the geographic location at which the officer must perform services for us and the following changes in the officer’s compensation: a material diminution in base salary other than in connection with certain across-the-board reductions in the compensation of the Company’s senior management (Mr. Barclay and Dr. Moll), a material diminution in the officer’s base salary and target bonus other than in connection with certain across-the-board reductions in the compensation of the Company’s senior management (Dr. Mittendorff and Mr. Peplinski), and a material reduction in compensation, including but not limited to, base salary (Mr. Husted). With respect to Mr. Barclay, “Good Reason” also includes a requirement that he report to anyone other than the Board or the Chief Executive Officer of a successor company or our breach of Mr. Barclay’s employment agreement or retention agreement. The officer must provide us with written notice of the good reason condition within 90 days after it comes into existence, after which we will have 30 days to cure the good reason condition. If we do not cure the good reason condition, the officer may resign within 180 days following the initial existence of the good reason condition.

The following table estimates the amount of compensation and benefits payable to each of our named executive officers under the agreements described above, in the case of Drs. Moll and Mittendorff and Messrs. Barclay, Husted, and Peplinski, as if their employment terminated on December 31, 2010. In the case of Mr. Van Dick, the amounts in the table represent the actual amounts paid to him pursuant to the separation and consulting agreements described above. No amounts are included in the table with respect to Mr. Osborne as all of his restricted stock units had vested prior to December 31, 2010.

Benefits and Payments upon Termination	Actual Amounts Paid Pursuant to Van Dick Separation Agreement	Termination for Cause or Voluntary Termination Prior to Change in Control	Termination Without Cause	Resignation for Good Reason	Termination without Cause or resignation for Good Reason within 12 months after a Change in Control
Mr. Barclay
Compensation:
Salary	—	—	$450,000	$450,000	$450,000
Bonus	—	—	—	—	—
Accelerated Vesting(1)	—	—	—	—	$329,040
Benefits and perquisites:
Health care(2)	—	—	$21,713	$21,713	$21,713
Total:	—	—	$471,713	$471,713	$800,753

Dr. Moll
Compensation:
Salary	—	—	—	—	—
Bonus	—	—	—	—	—
Accelerated vesting(1)	—	—	$208,600	$208,600	$208,600
Benefits and perquisites:
Health care(2)	—	—	$20,685	$20,685	$20,685
Stipend	—	—	$1,485	$1,485	$1,485
Total:	—	—	$230,770	$230,770	$230,770

Mr. Husted
Compensation:
Salary	—	—	—	—	$107,500
Bonus	—	—	—	—	—
Accelerated vesting(1)	—	—	—	—	$0
Benefits and perquisites:
Health care(2)	—	—	—	—	$10,856
Stipend	—	—	—	—	—
Total:	—	—	—	—	$118,356

Dr. Mittendorff
Compensation:
Salary	—	—	$100,000	$100,000	$100,000
Bonus	—	—	—	—	$0
Accelerated vesting(1)	—	—	—	—	$253,300
Benefits and perquisites:
Health care(2)	—	—	$3,330	$3,330	$3,330
Stipend	—	—	—	—	—
Total:	—	—	$103,330	$103,330	$356,630

Mr. Peplinski(3)
Compensation:
Salary			$149,007	$149,007	$149,007
Bonus			—	—	$0
Accelerated vesting(1)			—	—	$0
Benefits and perquisites:
Health care(2)			$4,724	$4,724	$4,724
Stipend			—	—	—
Total:			$153,731	$153,731	$153,731

Mr. Van Dick
Compensation:
Cash Severance	$247,538	—	—	—	—
Accelerated vesting(1)	—	—	—	—	—
Benefits and perquisites:
Health care	$14,996	—	—	—	—
Stipend	—	—	—	—	—
Total:	$262,534	—	—	—	—

(1)	In the case of stock options, the value of vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our common stock on December 31, 2010, which was $1.49, and the exercise price of such unvested options. Since all of the options held by our named executive officers have exercise prices greater than $1.49 per share, this formula results in no value being assigned to the acceleration of those options. In the case of RSUs, the value of vesting acceleration was calculated by multiplying the number of unvested RSUs by the closing price common stock on December 31, 2010, which was $1.49.

(2)	Represents the cost of the executive’s monthly health care premium under COBRA for the severance period based on the rates in effect on December 31, 2010. Amount for Mr. Peplinski reflects his monthly health care coverage and the related social taxes for the severance period based on the rates in effect on December 31, 2010.

(3)	Mr. Peplinski’s payments have been converted from Euros to U.S. dollars based on the average exchange rate for the year.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2010:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,514,215	(1)	$6.76	(2)	142,700	(3)
Equity compensation plans not approved by security holders	1,700,000	(4)	$2.08		—

Total	8,214,215		$5.65		142,700

(1)	Includes 5,479,258 shares issuable upon exercise of outstanding options and 1,034,957 shares issuable upon settlement of outstanding restricted stock units.

(2)	Does not take into account restricted stock units, which have no exercise price.

(3)

On January 1st of each year, the number of authorized shares under (a) the 2006 Equity Incentive Plan automatically increases by a number of shares equal to the lesser of (i) 3,500,000 shares, (ii) 4% of the outstanding shares on December 31st of the preceding calendar year, and (iii) such other lesser number as determined by the board of directors and (b) the 2006 Employee Stock Purchase Plan automatically increases by a number of shares equal to the lesser of (i) 2% of the outstanding shares on December 31st of the preceding calendar year, (ii) 750,000 shares of common stock, and (iii) such other lesser number as determined by the board of directors.

(4)	Represents options issued to our current Chief Executive Officer upon the commencement of his employment with us on June 9, 2010 at the then-current market price. The options have a life of seven years and shares vest 12.5% at six months from the option grant date and 1/42 each month thereafter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Person Transactions Policy and Procedures

In February 2007, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and each significant shareholder. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Hansen and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a summary of transactions during 2010 in which the amount in the transaction exceeded $120,000, and in which any of our executive officers, directors or 5% stockholders had or will have a direct or indirect material interest, other than equity and other compensation, termination, change-in control and other arrangements which are described under the section entitled “Executive Compensation.”

We have entered into employment agreements with our executive officers. For a description of these employment agreements, see the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

We have granted stock options to our directors and executive officers. For a description of these options, see the sections entitled “Executive Compensation—2010 Grants of Plan-Based Awards,” “Executive Compensation—Outstanding Equity Awards at 2010 Fiscal Year-End” and “Executive Compensation—Director Compensation.”

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Corporate Secretary, Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, CA 94043 or contact Peter Osborne at (650) 404-5800. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

PETER OSBORNE
Interim Chief Financial Officer

April 29, 2011

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to: Corporate Secretary, Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, CA 94043 or by accessing a copy through the Company’s website at www.hansenmedical.com/investors under “SEC Filings.”

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/hnsn

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

HANSEN MEDICAL, INC. OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

96770

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” WITH

Please mark your votes as

RESPECT TO PROPOSAL 1, “FOR” WITH RESPECT TO PROPOSALS 2 AND 4, AND IN FAVOR OF “3 YEARS” WITH indicated in this example X RESPECT TO PROPOSAL 3.

FOR WITHHOLD *EXCEPTIONS

ALL FOR ALL FOR AGAINST ABSTAIN

1. To elect three directors to hold office until 2. To approve the advisory resolution regarding the 2014 Annual Meeting executive compensation.

Nominees:

Management recommends a vote for

01 Bruce J Barclay stockholder approval every 3 years. 1 year 2 years 3 years Abstain

02 Christopher P. Lowe

03 Joseph M. Mandato 3. Advisory vote on frequency of stockholder vote on executive compensation.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) 4. To ratify the selection by the Audit Committee of the FOR AGAINST ABSTAIN

Board of Directors of Deloitte & Touche LLP as the *Exceptions independent registered public accounting firm of Hansen Medical, Inc. for its fiscal year ending December 31, 2011.

Will Attend Meeting YES

Mark Here for Address Change

or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Hansen Medical, Inc. account online.

Access your Hansen Medical, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Hansen Medical, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.hansenmedical.com/investors/proxy-materials.aspx

FOLD AND DETACH HERE

PROXY

HANSEN MEDICAL, INC.

Annual Meeting of Stockholders – June 15, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HANSEN MEDICAL, INC.

The undersigned hereby appoints Bruce J Barclay and Peter Osborne and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hansen Medical, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of stockholders of the company to be held June 15, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side) 96770